UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): September 14, 2016

U.S. ENERGY CORP.
(Exact Name of Company as Specified in its Charter)

Wyoming	0-6814	83-0205516
(State or other jurisdiction of	(Commission File No.)	(I.R.S. Employer
incorporation or organization)		Identification No.)

4643 S. Ulster Street, Suite 970, Denver, Colorado	80237
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (303) 993-3200

Not Applicable
Former Name, Former Address or Former Fiscal Year, If Changed From Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐  Written communications pursuant to Rule 425 under the Securities Act

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01. Entry into a Material Definitive Agreement.

On September 14, 2016, U.S. Energy Corp. (the “Company”), and IronHorse Resources, LLC (“IronHorse”), entered into an Earnings & Participation Agreement dated effective September 2, 2016 (the “Agreement”), pursuant to which the Company has agreed to purchase 40% of IronHorse’s interest in five farmout agreements previously acquired by IronHorse (the “Farmout Agreements”). Thomas Bandy, a member of the Board of Directors of the Company, has an ownership interest in IronHorse. The Farmout Agreements cover oil and gas leases and interests in 21 horizontal oil and gas wells (the “Wells”) to be drilled in Weld County, Colorado, targeting the A, B, and C benches of the Niobrara and Codell formations.

The Company estimates that the aggregate drilling and completion costs for the Wells will be approximately $9,600,000. Additionally, the terms of the Agreement provide for a finder’s fee payable to IronHorse which consists of an aggregate of 69,192 shares of the Company’s common stock with an estimated fair value of approximately $132,000 based on the closing price on September 14, 2016 (to be issued in three tranches of 23,064 shares as certain property interests are assigned to the Company). The terms of the Agreement provide that on or before October 10, 2016, the Company must provide to IronHorse reasonable evidence that it has sufficient funding for its obligations under the Agreement; otherwise, the Agreement shall terminate immediately and the Company will have no further rights and obligations thereunder.

Under the Agreement, the Company will acquire before payout working interests averaging 11.6% in the Wells in exchange for payment of its share of the drilling and completion costs. The Company and IronHorse will be required to execute customary joint operating agreements with the operators of the Wells as designated in the Agreement.

The Agreement further provides for creation of an Area of Mutual Interest covering three prospect areas within Weld County, Colorado, as further described in the Agreement (the “AMI Areas”), whereby the Company and IronHorse will have the right to elect to share equally in any other oil and gas interests acquired in the AMI Areas.

Item 8.01. Other Events.

On September 20, 2016, the Company issued a press release, a copy of which is furnished as Exhibit 99.1, announcing the signing of the Agreement discussed in Item 1.01 herein. That press release is not incorporated by reference into this Item 8.01.

On August 8, 2016, the Company issued a press release, a copy of which is furnished as Exhibit 99.2, announcing the Company’s participation in the EnerCom Oil & Gas Conference 21, held on August 17, 2016, in Denver, Colorado. The Company is furnishing the text of its presentation materials as Exhibit 99.3.

On July 6, 2016, the Company issued a press release, a copy of which is furnished as Exhibit 99.4, announcing the signing of a non-binding letter of intent regarding the transactions which were ultimately incorporated into the Agreement.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1 99.2 99.3 99.4	Press Release, dated September 20, 2016 Press Release, dated August 8, 2016 Presentation Slides for EnerCom Oil & Gas Conference 21 Press Release, dated July 6, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

U.S. ENERGY CORP.

Dated: September 20, 2016	By:	/s/ David A. Veltri
David A. Veltri, CEO